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                                                                      EXHIBIT 10


                               THIRD AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Third Amendment to Amended and Restated Loan and Security Agreement (this "Third Amendment") dated as of April 26, 2001 by and among United States Lime & Minerals, Inc., a Texas corporation ("U.S. Lime"), Texas Lime Company, a Texas corporation ("TLC"), and Arkansas Lime Company, an Arkansas corporation ("ALC," and together with U.S. Lime and TLC, collectively referred to as the "Borrowers" and individually as a "Borrower"), and First Union National Bank, a national banking association, as successor to CoreStates Bank, N.A. ("Bank").

                                   BACKGROUND

         A. Borrowers and Bank are parties to an Amended and Restated Loan and Security Agreement dated December 30, 1997, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, the Second Amendment to Amended and Restated Loan and Security Agreement, and a letter agreement dated as of April 21, 2000 (as the same has been amended and may hereafter amended, restated, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), pursuant to which Bank continued and restated certain credit facilities for the benefit of Borrowers under the terms and conditions set forth therein. All initially capitalized terms used in this Third Amendment, unless otherwise specifically defined herein, shall have the meanings ascribed to them in the Loan Agreement.

         B. Bank and Borrowers desire to further amend the Loan Agreement to increase the maximum amount, which may be outstanding under the Revolving Credit at any one time, from $4,000,000 to $5,000,000, and to reduce the advance ratio for Eligible Accounts from 90% to 80%, according to the terms hereof. Bank and Borrowers have agreed to such modifications subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Ratification. This Third Amendment is a modification of the Loan Agreement pursuant to Section 9.2 thereof. Except as expressly set forth herein, or in any amendment to any of the documents referred to herein, Borrowers and Bank acknowledge and agree that each and every term, condition and provision of the Loan Agreement is hereby ratified and confirmed in full.

         2. Increase to Revolving Credit. On and after the date hereof, the maximum principal amount of Cash Advances, which may be outstanding at any one time under the Revolving Credit, shall be $5,000,000. The references to "$4,000,000" in Sections 2.2.1(i), 2.4.13(i), 2.4.13(a), and 2.4.14 of the Loan
Agreement are hereby replaced with "$5,000,000."

         3. Borrowing Base Amended. The defined term "Borrowing Base" is hereby amended and restated in its entirety as of the date hereof as follows:




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         "Borrowing Base" means the sum of (i) 80% of Borrowers' Eligible
         Accounts; plus (ii) the lesser of $1,000,000 and 50% of Eligible Inventory; less (a) the aggregate amount of all outstanding Cash Advances, and (b) the face amount of all issued and outstanding Letters of Credit.

         4. Revolving Credit Termination Date Extended. The defined term "Revolving Credit Termination Date" is hereby amended and restated in its entirety as of the date hereof as follows:

         "Revolving Credit Termination Date" means May 31, 2002, or such later date as Borrowers and Bank may agree in writing.

         5. Outstanding Indebtedness. Borrowers hereby unconditionally acknowledge that, as of the date hereof, the outstanding principal balance under the Revolving Credit is $825,000, and the aggregate face amount of outstanding undrawn Letters of Credit is $175,000. Borrowers acknowledge and agree that the foregoing balance of the Revolving Credit (including the amount of all draws under outstanding Letters of Credit), together with interest, which shall accrue from the date hereof at the rates set forth in the Loan Agreement, is owing to Bank without claim, counterclaim, recoupment, defense or setoff of any kind.

         6. Revised Article 9 of the UCC. The parties acknowledge and agree to the following provisions of this agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated by the Loan Agreement and hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 2000 Official Text of the Uniform Commercial Code ("Revised Article 9").

                  6.1 Attachment. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: accounts and related supporting obligations; payment intangibles (to the extent within the definition of Accounts under current Article 9 of the UCC); inventory; as-extracted collateral consisting of extracted stone, limestone and other minerals other than oil and gas (to the extent that such extracted stone, limestone and other minerals would fall within the definition of inventory under current Article 9 of the UCC); records; and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

                  6.2 Perfection by Filing. Bank may at any time and from time to time, pursuant to the provisions of Section 3.1.2 of the Loan Agreement, file financing statements, continuation statements and amendments thereto that describe the Collateral as provided in Revised Article 9 and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether any Borrower is an organization, the type of organization and any organization identification number issued to such Borrower. Borrowers agree to furnish any such information to





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Bank promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Bank on behalf of Borrowers or any Borrower, as provided in Section 3.1.2, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

                  6.3 Other Perfection, etc. Borrowers shall at any time and from time to time, whether Revised Article 9 is in effect in any particular jurisdiction, take such steps as Bank may reasonably request for Bank (a) to obtain an acknowledgement, in form and substance satisfactory to Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Bank, and (b) otherwise to insure the continued perfection and priority of Bank's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction.

                  6.4 Savings Clause. Nothing contained in this Section 6 shall be construed to narrow the scope of Bank's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Bank hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

         7. Representations and Warranties. To induce Bank to enter into this Third Amendment, Borrowers jointly and severally represent and warrant to Bank as follows:

                  7.1 After giving effect to the modifications contained herein, all representations, warranties and covenants made by Borrowers to Bank in the Loan Agreement (except those relating to a specific date) are true and correct in all material respects as of the date hereof, with the same force and effect as though made as of the date hereof;

                  7.2 No Event of Default or Unmatured Event of Default has occurred and is continuing under the Loan Agreement as of the date hereof;

                  7.3 Each Borrower is a corporation validly subsisting under the laws of the state of its incorporation; the execution, delivery and performance of this Third Amendment and any other documents and instruments executed and delivered to Bank in connection herewith (i) are within each Borrower's corporate powers, (ii) have been duly authorized by each Borrower's Board of Directors, (iii) do not contravene any provision of law or any indenture, agreement or undertaking to which any Borrower is a party or is otherwise bound, any Borrower's Certificate of Incorporation, bylaws, or any resolution of the Board of Directors of any Borrower, and (iv) require no consent or approval of any governmental authority or any third party; and

                  7.4 This Third Amendment and any other documents and instruments executed and delivered to Bank in connection herewith have been validly executed and are enforceable against the Borrower or Borrowers party thereto in accordance with their respective terms.




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Any failure of any of the representations and warranties made by Borrowers in this Third Amendment to be true and correct in all material respects when made shall constitute an Event of Default under the Loan Agreement.

         8. Conditions Precedent. The effectiveness of this Third Amendment, and the performance by Bank of its obligations described herein, are subject to the conditions precedent that Bank shall have received, in form and substance satisfactory to Bank:

                  9.1 a completed and executed Ratio Certificate for the Calendar Quarter ended March 31, 2001;

                  9.2 resolutions of the Boards of Directors of each Borrower authorizing the execution, delivery and performance of this Third Amendment, the Second Amended and Restated Note in the form attached hereto as Exhibit A (the "Second Amended and Restated Note"), and the other documents and instruments executed and delivered to Bank in connection herewith, certified by such Borrower's Secretary that the same are true and complete copies of the originals thereof and remain in full force and effect, not having been modified or rescinded;

                  9.3 a completed and executed Borrowing Base Certificate for the month ended March 31, 2001; and

                  9.4 an amendment fee payable to Bank equal to $10,000.

         10. Miscellaneous.

                  10.1 Entire Agreement. The Loan Agreement, as amended by this Third Amendment, and the other Loan Documents, embody the entire agreement and understanding between Bank and Borrowers. The Loan Agreement, together with this Third Amendment, and all documents executed and delivered herewith, supersede all prior agreements and understandings relating to subject matter hereof. This Third Amendment together with the Loan Agreement, and the documents executed and delivered in connection herewith and therewith shall be construed as one agreement, and in the event of any inconsistency, the provisions of any promissory note evidencing a portion of the Indebtedness shall control over the provisions of this Third Amendment.

                  10.2 Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Third Amendment shall be effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

                  10.3 Captions. The captions or headings in this Third Amendment are for convenience of reference only and in no way define, limit, or describe the scope or intent of any provision of this Third Amendment.




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                  10.4 References to Note. All references to the term "Note" in the Loan Agreement and the other Loan Documents shall mean and refer to the Second Amended and Restated Note on and after the date hereof.

                  10.5 Successors and Assigns; Governing Law. This Third Amendment shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns and shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of laws.


                            [signature page follows]



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         IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the day and year first written above.


                                                BANK:


                                                       FIRST UNION NATIONAL BANK
                                                       (successor to CoreStates Bank, N.A.)


                                                       By:
                                                          -------------------------------------------
                                                                       Stuart MacGregor,
                                                                       Vice President

                                                BORROWERS:

                                                       UNITED STATES LIME & MINERALS, INC.
Attest:

By:                                                    By:
   ------------------------------                         -------------------------------------------
   Larry T. Ohms, Controller,                                   Timothy W. Byrne, President and
   Secretary, and Treasurer                                        Chief Executive Officer

                                                                TEXAS LIME COMPANY


By:                                                    By:
   ------------------------------                         -------------------------------------------
   Larry T. Ohms, Controller,                                   Timothy W. Byrne, President and
   Secretary and Treasurer

                                                                ARKANSAS LIME COMPANY


By:                                                    By:
   ------------------------------                         -------------------------------------------
   Larry T. Ohms, Controller,                                   Timothy W. Byrne, President and
   Secretary and Treasurer



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                                    Exhibit A

                                     Form of
                        Second Amended and Restated Note






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